Exhibit 10.5.4

Confidential portions of this document have been omitted and filed separately with the Commission. The omitted portions have been marked as follows: “***”.

Confidential

DEED OF CONSENT AND NOVATION

        This Deed of Consent and Novation (this “Deed”) is entered into as of August 4, 2004 among Jagotec AG (“Jagotec”), Quintiles Transnational Corp. (“Quintiles”), Quintiles Ireland Limited, an affiliate of Quintiles (“QIreland”), Bradley Pharmaceuticals, Inc. (“Bradley”) and BDY Acquisition Corp. (the “Buyer”), a wholly-owned subsidiary of Bradley.

Recitals

A. Jagotec and Bioglan Pharma Plc entered into the Licence and Manufacturing Agreement dated March 13, 2000 (the “Licence and Manufacturing Agreement”) regarding a pharmaceutical product known as Solaraze®;

B. Jagotec and Bioglan Pharma Plc entered into the Addendum Agreement dated December 28, 2000 (the “Addendum Agreement”);

C. Jagotec, Bioglan Pharma Plc and QIreland entered into the Second Addendum dated December 20, 2001 (the “Second Addendum”);

D. Jagotec, Bioglan Pharma Plc, Bioglan Pharma Inc. (now known as BPI New Corp.), QIreland and Quintiles entered into the Deed of Variation and Novation dated December 20, 2001 (the “Deed of Variation and Novation”) (the Licence and Manufacturing Agreement, the Addendum Agreement, the Second Addendum, and the Deed of Variation and Novation are collectively referred to in this Deed as the “Licence Documents”);

E. Bioglan Pharmaceuticals Company, an affiliate of Quintiles, and QIreland plan to transfer and sell certain assets to the Buyer, a company organized under the laws of Delaware, U.S.A. (the “Transaction”);

F. In connection with the Transaction, Quintiles and its affiliates have requested that Jagotec consent to the transfer of the Licence Documents to the Buyer and agree to certain matters as set forth in this Deed; and

G. Jagotec agrees to consent to certain other matters on the terms set forth in this Deed.

NOW, THEREFORE, the parties agree as follows:

(1)	Jagotec hereby consents, acknowledges and agrees to the following:

(a)	QIreland may assign and transfer all of its rights and obligations under the Licence Documents to the Buyer at the closing of the Transaction (the “Assignment Date”); provided, such assignment and transfer shall not take place prior to Jagotec receiving the payment referred to in clause 3 below and if for any reason that date

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of receipt is later than the date of the closing of the Transaction then that later date shall be the Assignment Date:

(i)	the Buyer shall assume and be responsible for all liabilities and obligations of QIreland arising after the Assignment Date, under the Licence Documents;

(ii)	the Buyer shall have and enjoy all the rights and benefits of QIreland under the Licence Documents including without limitation under Section 7.1 of the Deed of Variation and Novation. For the avoidance of doubt, the Licence Documents provide Buyer with ***;

(iii)	QIreland releases and discharges Jagotec from all its obligations and liabilities to QIreland under the Licence Documents which accrue in respect of acts or omissions of Jagotec after the Assignment Date;

(iv)	Jagotec releases and discharges QIreland from all its obligations and liabilities to Jagotec under the Licence Documents which accrue in respect of acts or omissions of QIreland after the Assignment Date;

(v)	QIreland shall cease to be a party, and the Buyer shall become a party, to the Licence Documents with respect to all rights and obligations of QIreland under the Licence Documents arising after the Assignment Date;

(vi)	Clause 11 and Schedule 1 of the Deed of Variation and Novation, regarding a guarantee of Quintiles Transnational Corp., shall terminate and have no further force or effect and shall not constitute an obligation of the Buyer; and

(vii)	the assignment and novation envisaged by this Deed shall not constitute a “termination” within the meaning of Clause 5.7 of the Licence and Manufacturing Agreement as amended in the Second Addendum;

(b)	The parties acknowledge and agree that:

(i)	any obligation of QIreland owed to Jagotec pursuant to the terms of the Licence Documents which remain undischarged at the Assignment Date shall not be deemed to be waived by Jagotec by virtue of Clause 1(a)(iv) and

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shall remain obligations owed to Jagotec by QIreland, which for the avoidance of doubt shall include all royalty obligations due from QIreland in respect of any period prior to the Assignment Date; and

(ii)	any obligations of Jagotec owed to QIreland pursuant to the terms of the Licence Documents which remain undischarged at the Assignment Date shall not be deemed to be waived by QIreland by virtue of Clause 1(a)(iii) and shall remain obligations owed by Jagotec to QIreland.

(c)	Notwithstanding clause 18 of the Licence and Manufacturing Agreement, the Buyer shall be entitled to assign and transfer any and all of its rights and obligations under the Licence Documents, without Jagotec’s consent, to an Associated Company (as such term is defined in the Licence and Manufacturing Agreement) of the Buyer, provided that prior written notice of such assignment is given to Jagotec;

(d)	In the event that the Buyer shall have entered into any arrangement pursuant to clause 1(c) above whereby the Buyer shall have assigned the benefit of the Licence Documents to any Associated Company of the Buyer, the Buyer shall not allow any transaction or event to take place whereby such Associated Company shall cease to be an Associated Company of the Buyer without first ensuring that the benefit of the Licence Documents shall prior to any such transaction or event be assigned by such Associated Company to the Buyer or assigned to another Associated Company of the Buyer;

(e)	In the event of an assignment pursuant to clause 1(c) or (d), this Deed shall be binding upon such assignee but no such assignment or transfer shall relieve the Buyer of any of, and the Buyer shall remain responsible for, its obligations under the Licence Documents. In such circumstances the Buyer (or any such other Associated Company, as the case may be, to which such benefit shall be assigned) shall at the same time as any such assignment execute an agreement in substantially the same terms as this Deed; and

(f)	The Licence Documents constitute all of the agreements, arrangements or understandings with respect to the subject matter thereof; the Licence Documents have not been amended or modified; the Licence Documents are in full force and effect and, to the knowledge of Jagotec, QIreland and Quintiles are in compliance with the Licence Documents and no breach or default has occurred thereunder, and no event has occurred and no circumstance exists that would constitute a breach or default.

(2) Without limiting the provisions of the Licence Documents in any manner, Jagotec confirms and agrees that the term “Patent Rights” as defined in the Addendum Agreement

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includes the patents and patent applications as shown in the attached schedule 2, and that Jagotec is owner of such patents and patent applications.

(3) In consideration for Jagotec consenting to the assignment and novation of the Licence Documents to the Buyer, Quintiles agrees to pay to Jagotec a consent fee of Five Million United States Dollars (US $5,000,000) at or prior to the closing of the Transaction. Prior to execution of this Deed, QIreland’s obligation to pay all royalties and other fees under the Licence Documents due in respect of sales in 2001, 2002, 2003 and the first quarter of 2004 has been fulfilled. There is no known outstanding dispute with respect to royalties or other fees under the Licence Documents. However, no royalty audit pursuant to Clause 4.4 of the Licence and Manufacturing Agreement has yet taken place and the statements made in this clause are without prejudice to Jagotec’s rights pursuant to the Licence and Manufacturing Agreement including those contained in Clause 4.4

(4) Prior to or following the Assignment Date, each party agrees to execute and deliver such other agreements, documents and instruments, and to do and take such other acts or actions, as any other party to this Deed shall reasonably request for the purpose of carrying out the intent of this Deed, including without limitation in order to carry out or further evidence the assignment and transfer of all of QIreland’s right, title and interest in, to and under Licence Documents to the Buyer.

(5) This Deed shall be binding upon the parties hereto and their successors and assigns and shall inure to the benefit of such parties and their permitted successors and assigns. The parties do not intend that any term of this Deed shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Deed.

(6) This Deed may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument. The exchange of copies of this Deed and of executed signature pages by facsimile transmission or by email transmission in portable digital format, or similar format, shall constitute effective execution and delivery of this Deed. Signatures of the parties transmitted by facsimile, or by email in portable digital or similar format shall be deemed to be their original signatures for all purposes.

(7) In consideration of Jagotec entering into this Deed, Bradley hereby gives in favour of Jagotec the guarantee in the terms set out in schedule 1.

(8) Each party to this Deed represents and warrants to the other parties that: (a) it is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized, with full corporate power and authority to execute, deliver and perform this Deed; and (b) this Deed constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with the terms of this Deed. Jagotec represents and warrants to the other parties that it is an Associated Company of SkyePharma Plc. The Buyer and Bradley represents and

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warrants to the other parties that the Buyer is an Associated Company of Bradley, and that the Buyer is incorporated in the U.S.A.

(9) If any provision of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other provision of this Deed; or

(b)	the legality, validity or enforceability in any other jurisdiction of any other provision of this Deed.

(10) The rights of each party under this Deed:

(a)	may be exercised as often as necessary;

(b)	are cumulative and not exclusive of its rights under the general law;

(c)	may be waived only in writing and specifically; and

(d)	shall not be deemed waived solely by any delay in exercise or non-exercise of any such right.

(11) This Deed constitutes the entire agreement relating to the subject matter of this Deed and supersedes all prior negotiations, documents, agreements, statements and understandings.

(12) In the event that the Buyer or other party shall have entered into any arrangement pursuant to clause 1(c) whereby the Buyer shall have assigned the benefit of the Licence Documents to any Associated Company of the Buyer or pursuant to clause 1(d) and such assignment results in any set off or deduction whatsoever including, without limitation, any deduction of taxes, charges or other duties that may be required by law, the sums paid under this Deed or under the Licence Documents shall be grossed up such that the payment made shall be as if it had been made in full without any such set-off or deduction provided that Jagotec agrees to cooperate in taking all reasonably necessary steps to take advantage of all double taxation treaties that may be available.

(13) This Deed is governed by and shall be construed in accordance with English law.

(14) The parties agree that the courts of England shall have jurisdiction to settle any disputes which may arise in connection with this Deed and that any judgment or order of an English court in connection with this is conclusive and binding on them and may be enforced against them in the courts of any other jurisdiction.

(15) Jagotec, Quintiles, and the Buyer undertake to, at all times, maintain an agent for service of process in England. Such agent shall be:

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(a)	in relation to Jagotec:

SkyePharma Plc, 105 Piccadilly, London W1V 9FN for the attention of the Company Secretary

(b)	in relation to the Buyer:

The London Law Agency Limited, Temple Chambers, 84 Temple Chambers, London, England EC4Y OHP for the attention of the Buyer’s Secretary

(c)	in relation to Quintiles:

Quintiles Transnational Corp. c/o Quintiles, Ltd. Station House Market Street, Bracknell, Berkshire RG12 1HX Attn: Alasdair MacDonald, Vice President of Legal and Quality Services

or such other address as is notified hereunder to the other of such parties in writing. Further, each of Jagotec, Quintiles, and the Buyer undertake not to revoke the authority of the above and, if for any reason any such agent no longer serves as agent for them, they shall promptly appoint another such agent and advise the other parties accordingly.

[signature page follows]

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[Signature page to Deed of Consent and Novation]

IN WITNESS WHEREOF, the parties hereto, through their respective authorized representatives below, have duly executed and delivered this document as a Deed as of the date set forth above.

Executed as a deed by JAGOTEC AG:	) )
	Director	/s/ [ILLEGIBLE]

	Director or Secretary	/s/ [ILLEGIBLE]

Executed as a deed by QUINTILES IRELAND LIMITED:	) )
	Director	/s/ [ILLEGIBLE]

	Director or Secretary	/s/ [ILLEGIBLE]

Executed as a deed by QUINTILES TRANSNATIONAL CORP.:	) )
	Director	/s/ [ILLEGIBLE]

	Director or Secretary	/s/ [ILLEGIBLE]

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Executed as a deed by BRADLEY PHARMACEUTICALS, INC.:	) )
	Director	/s/ [ILLEGIBLE]

	Director or Secretary	/s/ Iris S. Glassman

Executed as a deed by BDY ACQUISITION CORP.:	) )
	Director	/s/ [ILLEGIBLE]

	Director or Secretary	/s/ [ILLEGIBLE]

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SCHEDULE 1
The Guarantee

1.	GUARANTEE

Bradley Pharmaceuticals, Inc. (“Bradley”) irrevocably and unconditionally:

(a)	guarantees to Jagotec as principal obligor the due and punctual performance and observance by the Buyer of all of its obligations under this Deed; and

(b)	undertakes to indemnify Jagotec against all losses, damages, costs and expenses incurred by Jagotec arising from any failure by the Buyer to perform and/or observe any of its obligations under this Deed,

(together this “Guarantee”).

2.	CONTINUING SECURITY

This Guarantee is to be a continuing security which shall remain in full force and effect until all of the obligations of the Buyer under this Deed shall have been fulfilled or shall have expired in terms of this Deed (which ever is the sooner) and this Guarantee is to be in addition, and without prejudice to, and shall not merge with any other right, remedy, guarantee, indemnity or security which Jagotec may now or hereafter hold in respect of all or any of the obligations of Buyer under this Deed.

3.	JAGOTEC’S PROTECTIONS

The liability of Bradley under this Guarantee shall not be affected, impaired or discharged by reason of any act, omission, matter or thing which but for this provision might operate to release or otherwise exonerate Bradley from its obligations hereunder including, without limitation:

(a)	any amendment, variation or modification to, or replacement of this Deed,

(b)	the taking, variation, compromise, renewal, release, refusal or neglect to perfect or enforce any rights, remedies or securities against the Buyer or any other person;

(c)	any time or indulgence or waiver given to, or composition made with the Buyer or any other person; or

(d)	the Buyer becoming insolvent, going into receivership or liquidation or having an administrator appointed.

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4.	FURTHER PROTECTION

This Guarantee shall continue in full force and effect notwithstanding:

(a)	that any purported obligation of the Buyer or any other person to Jagotec (or any security therefor) becomes wholly or partly void, invalid or unenforceable for any reason whether or not known to Jagotec or Bradley; or

(b)	any incapacity or any change in the constitution of, or any amalgamation or reconstruction of, the Buyer or Bradley or any other matter whatsoever.

5.	PRIMARY OBLIGATIONS

This Guarantee shall constitute the primary obligations of Bradley and Jagotec shall not be obliged to make any demand on the Buyer before enforcing its rights against Bradley under this Guarantee.

6.	WAIVER

No delay or omission of Jagotec in exercising any right, power or privilege under this Guarantee shall impair such right, power or privilege or be construed as a waiver of such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

7.	INVALIDITY

If at any time any one or more of the provisions of this Guarantee is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not be in any way affected or impaired thereby.

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8.	CHOICE OF LAW

This Deed is governed by and shall be construed in accordance with English law.

Executed as a deed by BRADLEY PHARMACEUTICALS, INC. on August 4, 2004:	) )
	Director	/s/ [ILLEGIBLE]

	Director or Secretary	/s/ Iris S. Glassman

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SCHEDULE 2

Patent Rights

“Treatment of Conditions and Disease” - Solaraze I

Country	Application No.	Publication No.	Status

Canada	612307	1340994	Granted

USA	08/465,335	5,811,410	Granted

USA	08/286,263	5,827,834	Granted

USA	08/462,615	5,830,882	Granted

USA	08/462,147	5,852,002	Granted

USA	08/462,614	5,914,314	Granted

USA	08/462,148	5,929,048	Granted

USA	08/461,124	5,932,560	Granted

USA	08/462,154	5,985,850	Granted

USA	08/744,852	5,985,851	Granted

USA	08/461,565	6,048,844	Granted

USA	07/675,908	6,069,135	Granted

USA	08/460,978	6,194,392	Granted

“Formulation Containing Hyaluronic Acid” - Solaraze II

Country	Application No.	Publication No.	Status

Canada	2061703	2061703	Granted

Canada	2089621		Pending

Mexico	930904	209917	Granted

USA	08/467,171	5,942,498	Granted

USA	08/467,995	5,977,088	Granted

USA	08/466,713	5,990,096	Granted

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USA	08/018,754	6,103,704	Granted

USA	08/352,697	6,114,314	Granted

USA	08/466,714	6,140,312	Granted

USA	08/467,994	6,218,373	Granted

USA	08/468,330	6,147,059	Granted

USA	08/474,732	6,087,344	Granted

USA	08/466,715	6,136,793	Granted

“Treatment of Disease Employing Hyaluronic Acid and NSAIDs” - Solaraze III

Country	Application No.	Publication No.	Status

Canada	2061566	2061566	Granted

Canada	2089635		Pending

Mexico	930905		Pending

USA	07/838,675	5,639,738	Granted

USA	08/018,508	5,792,753	Granted

USA	08/468,329	5,824,658	Granted

USA	08/290,848	5,910,489	Granted

USA	08/466,774	5,914,322	Granted

USA	08/466,778	5,962,433	Granted

USA	08/466,775	6,017,900	Granted

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